Exhibit 99.1

REDBOX STOCKHOLDERS APPROVE MERGER WITH CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

OAKBROOK TERRACE, IL – August 9, 2022 – Redbox Entertainment Inc. (NASDAQ: RDBX) (“Redbox” or the “Company”) announced today that Redbox stockholders approved the merger proposal in connection with the previously announced merger with Chicken Soup for the Soul Entertainment Inc. (NASDAQ: CSSE) (“CSSE”).

At the Special Meeting of Redbox stockholders held today, A total of 40,837,113 shares of common stock of Redbox, representing approximately 87.9% of the outstanding shares of Redbox common stock entitled to vote at the special meeting, were present in person or by proxy, and 39,503,634 of the votes cast were voted in favor of the Redbox merger proposal, which votes represented approximately 85.04% of the outstanding shares of Redbox common stock entitled to vote at the special meeting.

About Redbox

Redbox is an established brand and leading provider in the home entertainment market in the United States. Redbox is focused on providing its customers with the best value in entertainment and the most choice in how they consume it, through physical media and/or digital services. Redbox is undergoing a significant business expansion and digital transformation. Redbox has transitioned from a pure-play DVD rental company to a multi-faceted entertainment company that provides tremendous value and choice by offering DVD rentals as well as multiple digital products across a variety of content windows including transactional (TVOD), ad-supported (AVOD/FLTV) and being a distributor of original feature films with a growing library of content. Redbox currently conducts its business through two operating segments: (1) Legacy Business and (2) Digital Business. For its Legacy Business, Redbox operates a nationwide network of approximately 38,000 self-service kiosks where consumers can rent or purchase new-release DVDs and Blu-ray Discs (“movies”). Redbox also generates service revenue by providing installation, merchandising and break-fix services to other kiosk businesses. Finally, Redbox acquires, and distributes movies exclusively through its film distribution label, Redbox Entertainment, LLC, acquiring rights to talent-led films that are distributed across Redbox platforms as well as through third party digital services. For its Digital Business, Redbox provides both transactional and ad-supported digital streaming services, which include 1) Redbox On Demand, a transactional service which provides digital rental or purchase of new release and catalog movies and TV content, 2) Redbox Free On Demand (AVOD), an ad-supported service providing free movies and TV shows on demand, and 3) Redbox Free Live TV (FLTV), a free, ad-supported television service giving access to over 130 linear channels. Redbox also sells third-party display advertising via its mobile app, website, and e-mails, as well as display and video advertising at the kiosk. For addition information please visit https://investors.redbox.com/.

Forward Looking Statements

This communication relates to a proposed business combination transaction between Chicken Soup for the Soul Entertainment, Inc. and Redbox Entertainment Inc. This communication contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements address a variety of subjects, including, for example, projections as to the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined organization’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, and the anticipated closing date for the proposed transaction. Statements that are not historical facts, including statements about CSSE’s and Redbox’s beliefs, plans and expectations, are forward-looking statements. Such statements are based on CSSE’s and Redbox’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” "will," “estimate,” “would,” “target” and similar expressions, as well as variations or negatives of these words. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic scope or product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in CSSE’s or Redbox’s estimates of their expected tax rate based on current tax law; CSSEs ability to successfully integrate Redbox’s businesses and technologies; the risk that the expected benefits and synergies of the proposed transaction and growth prospects of the combined company may not be fully achieved in a timely manner, or at all; adverse results in litigation matters, including the potential for litigation related to the proposed transaction; the risk that CSSE or Redbox will be unable to retain and hire key personnel; the risk associated with CSSE’s and Redbox’s ability to obtain the approvals of their respective shareholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; uncertainty as to the long-term value of CSSE’s common stock; and the diversion of management time on transaction-related matters. These risks, as well as other risks related to the proposed transaction, are included in the registration statement on Form S-4 and proxy statement/information statement/prospectus that are filed with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CSSE’s and Redbox’s respective periodic reports and other filings with the SEC, including the risk factors contained in CSSE’s and Redbox’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain and are made only as of the date hereof. Except as required by law, neither CSSE nor Redbox undertakes or assumes any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

Redbox Investor Relations & Media Contact
Zaia Lawandow
zaia.lawandow@redbox.com